CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-57793, 33-57795, 33-57797, 333-83731 and 333-131496) of Matthews International Corporation of our reports dated December 6, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
December 13, 2006